UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 26, 2010

Dynamic Materials Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-8328	84-0608431
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5405 Spine Road

Boulder, Colorado  80301

(Address of Principal Executive Offices, Including Zip Code)

(303) 665-5700

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07               Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Dynamic Materials Corporation (the “Company”) was held on May 26, 2010.  At the Annual Meeting, the stockholders of the Company (i) elected the persons listed below to serve as directors of the Company until the 2011 Annual Meeting of Stockholders and (ii) ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

The Company had 12,959,663 shares of Common Stock outstanding as of April 12, 2010, the record date for the Annual Meeting.  At the Annual Meeting, holders of a total of 11,397,617 shares of Common Stock were present in person or represented by proxy.  The following sets forth information regarding the results of the voting at the Annual Meeting:

Proposal 1             The stockholders elected each of the six nominees to the Board of Directors for a one-year term.  The voting results were as follows:

	Shares	Shares	Broker
Name	Voted “For”	Withheld	Non-Votes
Dean K. Allen	7,516,049	190,699	3,690,869
Yvon Pierre Cariou	7,553,646	153,102	3,690,869
Richard P. Graff	7,523,509	183,239	3,690,869
Bernard Hueber	7,525,758	180,990	3,690,869
Gerard Munera	7,546,332	160,416	3,690,869
Rolf Rospek	7,553,626	153,122	3,690,869

Proposal 2             The stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.  The voting results were as follows:

Shares	Shares	Shares
Voted “For”	Voted “Against”	Voted “Abstain”
11,129,807	216,641	51,169

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNAMIC MATERIALS CORPORATION

Dated: May 27, 2010	By:	/s/ Richard A. Santa
Richard A. Santa
Senior Vice President and Chief Financial Officer